EXHIBIT 5


                   BERKOWITZ, LEFKOVITS, ISOM & KUSHNER
                        A Professional Corporation
                           1600 SouthTrust Tower
                           Birmingham, AL 35203
                              (205) 328-0480



                               July 26, 1995



Board of Directors
AlaTenn Resources, Inc.
P. O. Box 918
Florence, Alabama 35631

Gentlemen:

We have acted as counsel to AlaTenn Resources, Inc., an Alabama corporation (the
"Company"), in connection with the registration by the Company of 105,000 common shares, par value $0.10 per share (the "Common Shares"), pursuant to a
Registration Statement on Form S-8 under the Securities Act of 1933, relating to the AlaTenn Resources, Inc. 1994 Key Employee Stock Incentive Plan (the "Plan").
This opinion is being delivered to you pursuant to item 601(b)(5) of Regulation
S-K promulgated by the Securities and Exchange Commission. In so acting, we have examined the above-referenced Registration Statement, together with originals or copies of such corporate records, agreements, documents and other instruments, and of certificates or comparable documents of public officials and of officers or other representatives of the Company, and we have made such inquiry of such officers and representatives, as we have deemed relevant and necessary for the purposes of the opinion set forth herein.

Based upon the foregoing, we are of the opinion that the Common Shares which are the subject of the above-referenced Registration Statement have been duly authorized and, when sold in accordance with the Plan and the related Stock
Option Agreements entered into in connection therewith, will be validly issued, duly paid and non-assessable Common Shares of the Company.

We hereby consent to the use of this opinion as an exhibit to the above-referenced Registration Statement.

This opinion is being rendered solely for the purpose described above and is not to be used or relied upon by any other person and, except as provided in the preceding paragraph, may not be disclosed, quoted, filed with any governmental agency or otherwise referred to without our written consent.

Very truly yours,

/s/  BERKOWITZ, LEFKOVITS, ISOM & KUSHNER
     A Professional Corporation